EXHIBIT 10.13.7

SECOND

AMENDMENT

TO

12% REVOLVING LINE OF CREDIT PROMISSOPRY NOTE DUE 2017

OF

CO-DIAGNOSTICS, INC.

Original Principal Amount: $__________

Original Issuance Date: _______________

Whereas, THIS AMENDMENT TO THE 12% PROMISSORY NOTE dated __________, as amended (the “Note”) is entered into, by and between Co-Diagnostics, Inc., a Utah corporation (the “Company”) and _________________________, a _________ _________________ (“Holder”);

Now therefore, the Note is hereby amended as follows:

The Maturity Date shall be September 30, 2017.

The Holder agrees that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before September 30, 2017, the Holder agrees to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement and to convert all of the Note principal and accrued interest to Company common stock.

The “Conversion Price” shall be the same the investors receive in the anticipated Bridge Financing to be provided by Alexander Capital, LP, as reflected in the attached Term Sheet.

All other terms and conditions of the Note, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have amended the Note effective as of May 16, 2017.

CO-DIAGNOSTICS, INC.

By		BY
Dwight H. Egan,
	President & CEO	Its